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                                                                  EXHIBIT 10.8


                                                             February 23, 2001


Mr. Curt Lawler
P.O. Box 4128
Sunriver, OR 97707

         RE: RETIREMENT AGREEMENT AND APPOINTMENT AS AN EMPLOYEE ADVISOR

Dear Curt:

         This Retirement Agreement (the "Agreement") between you and SMC Corporation (the "Company") contains the terms and conditions of your retirement from your capacity as CEO with the Company and your continuing role as an employee of the Company. As used in this Agreement, "the Company" includes all of its related entities, including, without limitation, all parent, subsidiary, affiliate, predecessor and successor organizations, and all current or former corporate officers, directors, employees, shareholders, insurers, attorneys, agents or assigns for all organizations and corporations referred to in this paragraph.

1.       RETIREMENT; APPOINTMENT AS AN EMPLOYEE ADVISOR.

         Following your official retirement as CEO, the Company shall appoint you as an employee advisor. As an employee advisor, you shall provide advisory services and such other services to the Company as the Chief Executive Officer or the President of the Company may from time to time request. You shall serve as an employee advisor to the Company for so long as you continue to live. You acknowledge that you will not have any rights, authority or privileges associated with this title except as provided expressly in this Agreement.

         Your position as an employee advisor shall be advisory in nature only, and you shall have no vote or right to consent on any action taken by the Board of Directors. As an employee advisor, you shall have no duties or obligations to the Corporation or its shareholders as a director of the Corporation, whether pursuant to the Oregon Business Corporation Act or the Investment Company Act of 1940 or otherwise; nor shall you have any rights as a director under the Oregon Business Corporations Act, the Company's Articles or Bylaws, or otherwise.


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         ADVISING COMPENSATION. As an employee advisor providing advisory services to the Company, you will receive compensation in an amount equal to $12,000 per year continuing until your death. Payment shall be made on regular Company paydays beginning in the next regular payday after your official retirement as CEO. Additionally, as an employee, your company health benefits will be available until your death. The costs of such health benefits shall be borne by the Company. You agree that the Company will make appropriate withholding of the payments described herein.

2.       RETIREMENT BENEFITS.

         No benefits of any kind will be provided specifically related to your retirement.

         As you will remain an employee, all stock options in your stock option agreements (the "Option Agreements") shall not be terminated by reason of your retirement from the Company. Your options shall otherwise be governed by the terms of the Option Agreements and the Plan.

3.       EFFECT OF AGREEMENT.

         Upon your official retirement, except as otherwise specified in this Agreement, you will cease participation in all plans and benefits generally provided to Company officers and employees and will not receive any other compensation or employee benefits, including, without limitation, any benefits under any severance, compensation or other plan, policy or practice maintained by the Company. You further acknowledge and agree that the Benefits provided to you under this Agreement are in lieu of, and not in addition to, any Company severance plan or any other plan, policy or practice that otherwise might be applicable to you.

4.       ADVICE TO CONSULT WITH ATTORNEY.

YOU HAVE BEEN, AND HEREBY ARE, ADVISED TO CONSULT WITH AN ATTORNEY REGARDING THIS AGREEMENT AND TO CAREFULLY CONSIDER THE TERMS OF THIS AGREEMENT, INCLUDING THE TERMS REGARDING THE RELEASE OF CLAIMS SET FORTH IN PARAGRAPH 6.

5.       ENTIRE AGREEMENT.

         You acknowledge that no representations have been made to you by the Company other than those set forth herein.

         You acknowledge and agree that this Agreement supersedes and replaces all remaining obligations, if any, contained in any agreement, promise or offer. You also acknowledge and agree that the compensation and benefits provided under this Agreement are in lieu of, and not in addition to, the compensation and benefits, if any, provided under any other agreement, promise or offer or any policy, plan or practice maintained by the Company.


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         If you agree to the terms and conditions of this Agreement, please sign and return the enclosed copy of this Agreement.

                                   Sincerely,

                                   /s/ MICHAEL R. JACQUE
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                                   Michael R. Jacque
                                   President and Chief Operating Officer



ACKNOWLEDGMENT AND AGREEMENT:

I have read this Agreement and consulted with my attorney before signing. I understand that by signing below, I am entering a legal agreement. I have chosen voluntarily to enter this Agreement after careful consideration.



CURT LAWLER                                 Date            MARCH 7, 2001
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Curt Lawler


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